US.358543369.01 Exhibit 10.1 EXECUTIVE EMPLOYMENT AGREEMENT This EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of July 27, 2023 (the “Effective Date”), by and between Inspire Medical Systems, Inc. (“Inspire” or the “Company”), a Delaware corporation, and Charisse Y. Sparks, M.D. (“Executive”). WHEREAS, Executive currently serves as a member of the Company’s Board of Directors (the “Board”); WHEREAS, the Company desires to employ Executive as its Chief Medical Officer and to enter into this Agreement to set forth the terms and conditions of such employment; WHEREAS, Executive desires to accept such employment pursuant to the terms and conditions set forth herein; and WHEREAS, as a condition to Executive’s acceptance of such employment, Executive agrees that she shall resign from the Board, which resignation shall be effective simultaneous with the commencement of her employment under this Agreement. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations of this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Employment; Resignation from Board. Subject to the terms and conditions of this Agreement, Inspire agrees to employ Executive, and Executive agrees to accept employment with Inspire, as the Company’s Chief Medical Officer, reporting to the Company’s President and Chief Executive Officer. Except as otherwise specifically provided in this Agreement, it is understood that Executive’s employment with Inspire will be subject to the Company’s policies and such other terms (as they may be amended from time to time by Inspire) as may be adopted by the Board, including without limitation, Inspire’s employee handbook and other policies in effect for salaried employees of Inspire. Executive’s employment with the Company shall commence immediately upon the signing of this Agreement, and simultaneously therewith, Executive shall, and hereby does, resign from the Board and from any and all committees of the Board on which Executive serves (such that there is no lapse in service to the Company as she will simultaneously commence employment after such resignation and any outstanding stock awards previously granted to Executive during her service as a member of the Board will continue to vest in accordance with the terms and conditions set forth in the applicable agreement governing each such award). 2. Duties. The services of Executive shall be exclusive to Inspire, except as otherwise agreed to in writing by Inspire. Executive shall assume primary responsibility for and perform the duties of the Executive’s position and such other duties as may be mutually agreed upon by Executive and the Company’s President and Chief Executive Officer, shall exert Executive’s energy and full business time to the prosecution of Executive’s duties, and shall promptly and faithfully perform all these duties which pertain to that employment. Executive

2 will perform Executive’s obligations in a competent and professional manner, consistent with the expectations of Inspire’s Board and its President and Chief Executive Officer. Executive may serve on outside boards of directors or committees of public or private organizations if the outside activities are first disclosed to and approved in writing by Inspire’s Board or its President and Chief Executive Officer. That approval will not be granted if the outside activities are deemed by the Board or Inspire’s President and Chief Executive Officer to conflict in any way with the provisions of this Agreement, to impair Executive’s ability to perform Executive’s duties under this Agreement, or to otherwise conflict in any way with business interests of Inspire. Notwithstanding the foregoing, the Executive may participate in the activities set forth on Exhibit A and may without advance approval participate in charitable activities (including, but not limited to, service on the boards of charitable or nonprofit organizations), and engage in personal investment activities, in each case, to the extent that such activities, individually or in the aggregate, do not materially interfere with the performance of the Executive’s duties under this Agreement, create a conflict of interest or violate any provision of this Agreement. 3. Term of Employment. This Agreement is not intended to establish any minimum or maximum period for Executive’s employment. Executive and Inspire have an “at-will” employment relationship, which means that either party has the right to terminate the employment relationship at any time and for any reason, with or without Cause. The reason for and timing of the termination, as set forth in Paragraph 5, will determine the amount of post- termination payments and benefits, if any, as set forth in Paragraph 6. 4. Compensation, Reimbursement and Benefits. As compensation for all of Executive’s services under this Agreement, the Company agrees to provide Executive the following compensation, reimbursements and benefits: a. Base Salary. The Company will pay Executive a base salary, payable in accordance with Inspire’s standard payroll practices. The annualized Base Salary shall be in the gross amount of $450,000. The Base Salary shall be subject to annual performance review and possible adjustments as determined by Inspire’s Compensation Committee or Board in its discretion (as increased, from time to time, the “Base Salary”). b. Incentive Awards. As additional compensation, Executive will be eligible to receive discretionary annual bonuses and/or long term incentive compensation (“Incentive Awards”) pursuant to the terms and conditions of Inspire’s management incentive program (the “MIP”) and/or Inspire’s long term incentive plan (jointly, “Incentive Plans”) which may be adopted, amended, supplemented, terminated and/or replaced by Inspire from time to time. With reference to the Incentive Plans, the parties understand as follows: i. Annual Bonus Compensation. For each fiscal year completed during the Executive’s employment under this Agreement, Executive will be eligible to earn an annual bonus (each, an “Annual Bonus”) under the MIP, or such other successor plan or program as may be in effect from time to time. The Executive’s target Annual Bonus shall be 50% of the Base Salary (the “Target Bonus Amount”), provided that Executive and Inspire have achieved certain performance goals and objectives. Any Annual Bonus for the Executive’s initial year of employment with the Company shall be prorated based on the Effective Date. Except as

3 otherwise set forth in Paragraph 6(c), to be eligible for an Incentive Award, the employee must be employed on the last day of the calendar year. ii. Initial Equity Awards. On the last trading date in the month of following the commencement of Executive’s employment with the Company (the “Grant Date”), Executive will be granted the following stock awards: (A) an option to acquire shares of the Company’s common stock (the “Option”) having a fair value of $800,000 (determined using the Company’s black- scholes valuation methodology). The Option (i) will have an exercise price equal to the fair market value of the Company’s common stock on the Grant Date, (ii) will vest over four years, with 25% of the Option vesting on the first anniversary of the Grant Date and the remaining 75% vesting on a pro rata monthly basis thereafter, subject to Executive’s continuous employment through such dates, and (iii) shall be subject to the terms and conditions of the Company’s 2018 Incentive Award Plan (the “2018 Plan”) and the applicable standard form of award agreement. (B) an award of performance stock units (“PSUs”) under the Company’s fiscal 2023-25 performance stock unit program (the “2023 PSP”), the target number of shares provided in such award having a value equal to $800,000 (based on the fair market value of the Company’s common stock on the Grant Date). Vesting under the 2023 PSP will occur following the completion of the three-year period ending on December 31, 2025, and will be based on the Company’s achievement during such three-year period of certain performance objectives that were approved by the Board’s Organization and Compensation Committee. The number of shares that may vest under the plan, if any, can range from 50% to 200% of the target number of shares. iii. General Terms. (A) Executive’s eligibility to receive Incentive Awards will be determined by the Board or such other committee as may have responsibility for making that determination, in its sole discretion. (B) The Initial Equity Awards set forth in Section 4(b)(ii) shall be subject to change of control provisions as set forth in the applicable form of award agreement for each such award. (C) The Incentive Plans are not necessarily all-inclusive because circumstances which Inspire has not anticipated may arise. Inspire may interpret or vary from the Incentive Plans if, in its opinion, the circumstances warrant it. Further, Executive’s eligibility to receive Incentive Awards may be affected in the event Inspire has determined that such Incentive Awards would be in violation of law or reasonably create an adverse effect on Inspire or its obligations or agreements including, without limitation, leaving Inspire with insufficient liquidity (including adequate reserves) to carry on its business and pay its debt in the ordinary course. (D) Inspire reserves the right to make any changes at any time to the Incentive Plans by adding to, deleting from or otherwise amending any portion of them,

4 with or without notice to Executive, provided, however, that if Executive has been awarded non- cash compensation pursuant to such plans, then Executive shall receive notice of any changes to the plan as may be required by applicable law, and provided, further, that any such changes are applicable to participants in the Incentive Plans generally and not specific to Executive. (E) Any questions regarding the computation of Incentive Awards under the Incentive Plans will be conclusively determined by the Incentive Plan administrator, as defined therein, pursuant to the terms and conditions of the Incentive Plans. c. Expenses. Inspire will reimburse Executive for any and all ordinary, necessary and reasonable business expenses that Executive incurs in connection with the performance of Executive’s duties under this Agreement, including entertainment, telephone, travel and miscellaneous expenses. Executive must obtain proper approval for such expenses pursuant to the Company’s policies and procedures and Executive must provide the Company with documentation for such expenses in a form sufficient to sustain Inspire’s deduction for such expenses under the Internal Revenue Code of 1986, as amended (the “Code”). d. Time Off. Executive will be entitled to time off with or without pay in accordance with Inspire’s policies in effect at any particular time. e. Principal Work Location. During the term of Executive’s employment, Executive’s “Principal Work Location” will be defined as the Company’s Corporate Office Headquarters located in the Golden Valley, Minneapolis. Executive will be allowed to work remotely from Executive’s primary residence or in other locations as agreed to by the Company’s Chief Executive Officer; provided, that Executive will be expected to be present in the Corporate Office Headquarters as requested by the CEO or the Board to meet business needs, but in no event, less than one time per month. Executive hereby acknowledges and agrees that such remote work is available based upon business needs and conditions and is not guaranteed. f. Health, Disability and Life Insurance, and Other Executive Benefit Plans. Inspire will provide Executive with the same health, disability, and life insurance coverage provided generally to other full-time salaried employees of Inspire, and with other employee benefit plans which are presently existing or which may be established in the future by Inspire for its full-time salaried employees, subject to the terms and conditions of the applicable benefit plans. g. Indemnification. Inspire will defend, indemnify and hold Executive harmless from costs, expenses, damages and other liability incurred by Executive as a result of performing services to Inspire, subject to the limitations and other terms and conditions of applicable Delaware statutes and Inspire’s Articles of Incorporation or Bylaws. h. Changes in Benefit Plans. It is understood that no references in this Agreement to particular employee benefit plans established or maintained by Inspire are intended to change the terms and conditions of these plans or to preclude Inspire from amending or terminating any such benefit plans.

5 i. Withholding; Taxes. Inspire may withhold from any compensation, reimbursements and benefits payable to Executive all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling, as well as other standard withholdings and deductions. Executive recognizes that some of the payments and some of the benefits which Executive receives under this Agreement will constitute compensation, and will be fully taxable to Executive. Executive agrees to properly report such payments and benefits on Executive’s applicable income tax returns and to pay all appropriate taxes. 5. Termination. Executive’s employment may be terminated at any time as follows: a. Death. Executive’s employment shall automatically terminate upon Executive’s death. b. Disability. Either party may terminate Executive’s employment at any time, upon written notice to the other party if Executive sustains a disability which precludes Executive from performing the essential functions of Executive’s job, with or without reasonable accommodations, as defined by applicable state and federal disability laws. Executive shall be presumed to have such a disability for purposes of this Agreement if Executive qualifies, because of illness or incapacity, to begin receiving disability income insurance payments under any long term disability income insurance policy that Inspire maintains for the benefit of Executive. If Executive does not qualify for such payments, Executive shall nevertheless be presumed to have such a disability if Executive is substantially incapable of performing the essential functions of Executive’s job for a period of more than twenty six (26) consecutive weeks, with or without a reasonable accommodation, or for shorter non-consecutive periods aggregating thirty six (36) weeks in any twelve (12) month period. c. With Cause. Inspire may terminate Executive’s employment at any time, with “Cause”, upon written notice to Executive. “Cause” shall be defined as: i. Executive’s material breach of any of Executive’s obligations under this Agreement, or Executive’s repeated failure or refusal to perform or observe Executive’s duties, responsibilities and obligations as an Executive of Inspire, for reasons other than disability; ii. Any material dishonesty or other breach of the duty of loyalty of Executive affecting Inspire or any customer, vendor or employee of Inspire; iii. Use of alcohol or other drugs in a manner which affects the performance of Executive’s duties, responsibilities and obligations as an employee of Inspire; iv. Conviction of, or a plea of guilty or nolo contendere to, a charge of commission of a felony or of any crime involving misrepresentation, moral turpitude or fraud; v. Commission by Executive of any other willful or intentional act which injures the reputation, business or business relationships of Inspire; or

6 vi. The existence of any court order or settlement agreement prohibiting Executive’s continued employment with Inspire. A matter of the type described in this Paragraph 5(c) shall be “material” if such matter, alone or together with other such matters, is material. d. Without Cause. Inspire may terminate Executive’s employment at any time, without Cause, upon one (1) month’s written notice to Executive. Inspire may, in its sole discretion, opt not to have Executive provide active employment services during some or all of the notice period, and place Executive on a paid leave of absence for some or all of the notice period. e. Voluntary Resignation. Executive may, upon two (2) weeks’ written notice to Inspire, terminate Executive’s employment at any time for no reason. In addition, Executive may terminate Executive’s employment for Good Reason. For purposes of this Agreement, “Good Reason” shall mean: i. A material reduction, without Executive’s consent, in Executive’s duties or responsibilities; ii. A material reduction, without Executive’s consent, of the Base Salary, unless such reduction is part of an overall reduction in salary for executive employees and Executive’s reduction is proportionate to the overall reduction in salary; iii. The Company’s moving Executive’s place of employment, without Executive’s consent, more than fifty (50) miles from the place of Executive’s employment prior to such move, although business travel shall not be deemed to be a move of Executive’s place of employment; or iv. The Company’s material breach of this Agreement. Notwithstanding the foregoing, Executive may only terminate Executive’s employment for Good Reason following the occurrence of one or more of the foregoing conditions, subject to Executive first providing written notice of Executive’s claimed Good Reason to the Company within ninety (90) days after the initial existence of such condition and the Company failing to cure the basis for such claimed Good Reason within thirty (30) days following such notice. 6. Payments and Benefits Upon Termination. Upon the termination of Executive’s employment, Executive shall only be entitled to the following payments and benefits: a. Disability; Death. If Executive’s employment is terminated due to the disability or death of Executive, regardless of the date of termination, Executive or Executive’s estate or heirs, as appropriate, shall be paid (i) any portion of Base Salary through the date of termination not theretofore paid; (ii) any cash bonus either accrued in accordance with the terms of the relevant plan or previously awarded but not yet paid to Executive at the time of Executive’s death or disability; (iii) any benefits payable under any disability or life insurance policy maintained by Inspire for the benefit of Executive at the time of the termination of employment,

7 subject to the terms and conditions of such policies; (iv) any unpaid expense reimbursement; and (v) Executive’s or Executive’s estate or heirs, as appropriate, other vested benefits, if any, under any of Inspire’s Incentive Plans or any of Inspire’s other employee benefit plans (e.g., 401(k) plan), subject to the terms and conditions of those plans. b. Termination by Inspire For Cause; Voluntary Resignation. If Inspire terminates Executive’s employment for Cause, or if Executive resigns without Good Reason, regardless of the date of termination, Executive shall be paid (i) any portion of Base Salary through the date of termination not theretofore paid; (ii) any unpaid expense reimbursement; and (iii) Executive’s other vested benefits, if any, under any of Inspire’s Incentive Plans or any of Inspire’s other employee benefit plans (e.g., 401(k) plan), subject to the terms and conditions of those plans. c. Termination by Inspire Without Cause. In the event of any termination of Executive’s employment by the Company without Cause under Section 5(d) or by Executive for Good Reason under 5(e), regardless of the date of termination, Executive shall be paid the same payments and benefits as set forth in Paragraph 6(a) above. In addition, Inspire shall, subject to Paragraph 10 and subject to Executive’s execution and non-revocation of a release of claims, to the full extent permitted by law, in a form reasonably satisfactory to Inspire in accordance with Paragraph 10(c) (the “Release”), which assures, among other things, that Executive will not commence any type of litigation or assert other claims as a result of the termination (except to enforce Executive’s rights under this Agreement): i. Pay to the Executive an amount equal to the sum of (A) nine (9) months of the Base Salary as of the date of termination and (B) a prorated portion of the Target Bonus Amount based on the ratio of the number of days during the period commencing on the first day of the fiscal year and ending on the date of termination to 365, in substantially equal installments during the period beginning on the date of termination and ending on the nine (9)- month anniversary of the date of termination in accordance with the Company’s regular payroll practice as of the date of termination; provided that, notwithstanding anything to the contrary in this Paragraph 6(c)(i), if such termination of employment occurs within the twelve (12)-month period immediately following a Change of Control (as defined below) (such period, the “COC Period”), then, in lieu of the foregoing payments set forth in this Paragraph 6(c)(i), Inspire shall pay to the Executive the sum of (A) twelve (12) months of the Base Salary and (B) the Target Bonus Amount, in substantially equal installments during the period beginning on the date of termination and ending on the (12) twelve-month anniversary of the date of termination in accordance with the Company’s regular payroll practice as of the date of termination; ii. Continue to provide, subject to the Executive’s valid election to continue healthcare coverage under COBRA, the Executive and the Executive’s eligible dependents with payment of premiums for any COBRA benefits during the period commencing on the date of termination and ending on the nine (9)-month anniversary of the date of termination (if such termination of employment occurs within the COC Period, the twelve (12)- month anniversary of the date of termination). iii. In the event that such termination of employment occurs within the COC Period, cause each of Executive’s equity awards that are granted on or following the

8 Effective Date shall immediately become fully vested. For the avoidance of doubt, the foregoing shall not apply to any of Executive’s equity awards that were granted prior to the Effective Date. iv. Change of Control Definition. For purposes of this Agreement, “Change of Control” means the occurrence of any of the following: (1) a sale by shareholders of the Company of a substantial portion of their stock in the Company, or a merger, reorganization or consolidation, whereby the Company’s equity holders existing immediately prior to such sale, merger, reorganization or consolidation do not, immediately after consummation of such sale, reorganization, merger or consolidation, own more than fifty percent (50%) of the combined voting power of the surviving entity’s then outstanding voting securities entitled to vote generally in the election of directors, but only if such event results in a change in Board composition such that the directors immediately preceding such events do not comprise a majority of the Board following such event; or (2) the sale or other disposition of all or substantially all of the Company’s assets to an entity in which the Company, any subsidiary of the Company, or the Company’s equity holders existing immediately prior to such sale beneficially own less than fifty percent (50%) of the combined voting power of such acquiring entity’s then outstanding voting securities entitled to vote generally in the election of directors but only if such event results in a change in Board composition such that the directors immediately preceding such events do not comprise a majority of the Board following such event. 7. Business Protections. Inspire has many confidential and proprietary business interests and other information relating to its products, services and customers, which it needs to adequately protect. For this reason, its willingness to enter into this Agreement is contingent upon Executive’s acceptance of the covenants set forth in Paragraph 8 below. Executive understands that the business protections in Paragraph 8 will apply throughout Executive’s employment, and will continue to apply thereafter even if Executive’s employment is terminated under Paragraph 5 of this Agreement, regardless of the reason for or timing of the termination. 8. Restrictive Covenants. a. Restrictions on Competition. Executive agrees that while employed by Inspire, Executive will not be employed by or otherwise perform services for an organization which is engaged in the research and development, marketing, or distribution of a product or treatment which is the same as or which competes with any product or treatment offered or being developed by Inspire during, or as of the date of termination of, Executive’s employment with Inspire. b. Prohibition on Solicitation of Inspire Employees. Executive agrees that at all times while employed by Inspire, and for twelve (12) months thereafter, Executive will not solicit, cause to be solicited, or participate in or promote the solicitation of any person to terminate that person’s employment with Inspire or to breach that person’s employment agreement with Inspire. c. Prohibition on Interference With Relationships. Executive agrees that at all times while employed by Inspire, and for twelve (12) months thereafter, Executive will not (A) call on or solicit any customers of Inspire, including but not limited to any customers of

9 Inspire with which Executive had contact during the then-prior twenty-four (24) month period or about which Executive had Confidential Information, for the purpose of marketing or selling any products or services competitive with or otherwise substantially similar to the then-current businesses of Inspire, or for the purpose of diverting any business away from Inspire; (B) persuade or attempt to persuade, or induce or attempt to induce, any actual or prospective customer, client, vendor, service provider, supplier, contractor or any other person having business dealings with Inspire to cease doing business or otherwise transacting business with Inspire or to reduce the amount of business it conducts or will conduct with Inspire; (C) call on or solicit any suppliers or vendors of Inspire in any manner adverse to Inspire’s business interests; (D) accept business from any actual or prospective customer, client, vendor, service provider, supplier, contractor or any other person having business dealings with Inspire; or (E) otherwise disrupt, damage or interfere in any manner with the relationship between Inspire and any of their actual or prospective customers, clients, vendors, service providers, or suppliers. d. Post-Employment Disclosure. In the event Executive’s employment with Inspire terminates, Executive agrees that during the term of the restrictions described in Paragraphs 8(b) and 8(c) above, Executive will promptly inform any new employer of Executive’s restrictions under this Agreement. In addition, Executive agrees that during the term of the restrictions described in Paragraphs 8(b) and 8(c) above Executive will respond within ten (10) days to any written request from Inspire for further information concerning Executive’s work activities sufficient to provide Inspire with assurances that Executive is not violating any of the obligations Executive has undertaken in this Agreement. e. Prohibition on Disclosure of Confidential Information. Executive shall hold the “Confidential Information”, as defined in Paragraph 8(f), including trade secrets and/or data, in the strictest confidence and will never, without prior written consent of the Company, directly or indirectly disclose, assign, transfer, convey, communicate to or use for Executive’s own or another’s benefit, or directly or indirectly disclose, assign, transfer, convey, communicate to or use by a competitor of the Company or any other person or entity, including, but not limited to, the press, other professionals, corporations, partnerships or the public, at any time during Executive’s employment with the Company or at any time after Executive’s termination of employment with the Company, regardless of the reason for the Executive’s termination, whether voluntary or involuntary. Executive further promises and agrees that she will faithfully abide by any rules, policies, practices or procedures existing or which may be established by the Company for insuring the confidentiality of the Confidential Information, including, but not limited to, rules, policies, practices or procedures: i. Limiting access to authorized personnel; ii. Limiting copying of any writing, data or recording; iii. Requiring storage of property, documents or data in secure facilities provided by the Company and limiting safe or vault lock combinations or keys to authorized personnel; and/or iv. Checkout and return or other procedures promulgated by the Company from time to time.

10 The Executive acknowledges that the Company has provided the Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act of 2016: (A) the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Confidential Information that is made in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (B) the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (C) if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Confidential Information to the Executive’s attorney and use the Confidential Information in the court proceeding, if the Executive files any document containing the Confidential Information under seal, and does not disclose the Confidential Information, except pursuant to court order. f. Definition of Confidential Information. For the purposes of this Agreement, “Confidential Information” means any information not generally known to the public and proprietary to or in the possession of the Company and includes, without limitation, trade secrets, inventions, and information pertaining to research, development, purchasing, marketing, selling, accounting, licensing, business systems, business techniques, customer lists, prospective customer lists, price lists, business strategies and plans, pending patentable materials and/or designs, design documentation, documentation of meetings, tests and/or test standards, or manuals whether in document, electronic, computer or other form. For example, Confidential Information may be contained in the Company’s customer lists, prospective customer lists, the particular needs and requirements of customers, the particular needs and requirements of prospective customers, and the identity of customers or prospective customers. Information shall be treated as Confidential Information irrespective of its source and any information which is labeled or marked as being “confidential” or “trade secret” shall be presumed to be Confidential Information. The definition of “Confidential Information” as set forth in this paragraph is not intended to be complete. From time to time during the term of Executive’s employment, Executive may gain access to other information not generally known to the public and proprietary to or in the possession of the Company concerning the Company’s businesses that is of commercial value to the Company, which information shall be included in the definition in this paragraph, even though not specifically listed above. The definition of Confidential Information applies to any form in which the subject information, trade secrets, or data may appear, whether written, oral, or any other form of recording or storage. g. Restrictions. The restrictions herein provided shall not apply with respect to “Confidential Information” which: (A) is or becomes a part of the public domain without breach of this Agreement by the Executive; or (B) is disclosed pursuant to judicial action or government regulations, provided the Executive notifies the Company prior to such disclosure and cooperates with the Company in the event the Company elects to legally contest and avoid such disclosure. h. Certain Company Remedies. The Executive acknowledges that the Company will suffer irreparable harm if the Executive breaches Paragraphs 8(a), 8(b), 8(c) and/or 8(e). Accordingly, the Company shall be entitled to equitable relief, including but not

11 limited to, an injunction, enjoining or restraining Executive from any violation of Paragraphs 8(a), 8(b), 8(c) and/or 8(e) of this Agreement, in addition to any other remedies the Company is entitled to at law or in equity. In the event the Company pursues any remedies pursuant to this Paragraph 8(h) and prevails in such a proceeding, the Executive shall pay the Company’s reasonable attorneys’ fees in connection with such proceeding. Should the Company not prevail in such a proceeding, the Company shall pay the Executive’s reasonable attorneys’ fees in connection with such proceeding. Furthermore, should a court of competent jurisdiction determine that the Executive has breached Paragraphs 8(a), 8(b), 8(c) and/or 8(e), the restrictions in such Paragraphs will be extended by the period during which the Executive was in breach. 9. Parachute Payments. a. Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit by the Company or otherwise to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (all such payments and benefits, including the payments and benefits under Paragraph 6 above, being hereinafter referred to as the “Total Payments”), would be subject (in whole or in part) to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be reduced (in the order provided in Paragraph 9(b) below) to the minimum extent necessary to avoid the imposition of the Excise Tax on the Total Payments, but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of the Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). b. The Total Payments shall be reduced in the following order: (i) reduction on a pro-rata basis of any cash severance payments that are exempt from Section 409A of the Code (“Section 409A”), (ii) reduction on a pro-rata basis of any non-cash severance payments or benefits that are exempt from Section 409A, (iii) reduction on a pro-rata basis of any other payments or benefits that are exempt from Section 409A, and (iv) reduction of any payments or benefits otherwise payable to the Executive on a pro-rata basis or such other manner that complies with Section 409A; provided, in case of subclauses (ii), (iii) and (iv), that reduction of any payments attributable to the acceleration of vesting of Company equity awards shall be first applied to Company equity awards that would otherwise vest last in time. c. The Company will select an adviser with experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax, provided that the adviser’s determination shall be made based upon “substantial authority” within the meaning of Section 6662 of the Code, (the “Independent Advisors”) to make determinations regarding the application of this Paragraph 9. The Independent Adviser shall provide its determination, together with detailed supporting calculations and documentation, to

12 the Executive and the Company within fifteen (15) business days following the date on which the Executive’s right to the Total Payments is triggered, if applicable, or such other time as requested by the Executive (provided, that the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax) or the Company. The costs of obtaining such determination and all related fees and expenses (including related fees and expenses incurred in any later audit) shall be borne by the Company. Any good faith determinations of the Independent Adviser made hereunder shall be final, binding and conclusive upon the Company and the Executive. d. In the event it is later determined that to implement the objective and intent of this Paragraph 9, (i) a greater reduction in the Total Payments should have been made, the excess amount shall be returned promptly by the Executive to the Company or (ii) a lesser reduction in the Total Payments should have been made, the excess amount shall be paid or provided promptly by the Company to the Executive, except to the extent the Company reasonably determines would result in imposition of an excise tax under Section 409A. 10. Section 409A. a. General. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to the Executive under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Executive for failure to do so) to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Executive or any other individual to the Company or any of its affiliates, employees or agents. b. Separation from Service under Section 409A. Notwithstanding any provision to the contrary in this Agreement: (i) no amount that constitutes “nonqualified deferred compensation” under Section 409A shall be payable pursuant to Paragraph 6 unless the termination of the Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; (ii) for purposes of Section 409A, any right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments; and (iii) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses

13 reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in- kind benefits provided in any other year. Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed at the time of Executive’s separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which the Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Executive’s termination benefits shall not be provided to the Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (B) the date of the Executive’s death; upon the earlier of such dates, all payments deferred pursuant to this sentence shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. c. Release. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments of “nonqualified deferred compensation” (within the meaning of Section 409A) due under this Agreement as a result of the Executive’s termination of employment are subject to the Executive’s execution and delivery of a Release, (i) the Company shall deliver the Release to the Executive within seven (7) days following the date of termination, and (ii) if the Executive fails to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revokes Executive’s acceptance of the Release thereafter, the Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release. For purposes of this Paragraph 10(c), “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release to the Executive, or, in the event that the Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date. To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of the Executive’s termination of employment are delayed pursuant to this Paragraph 10(c), such amounts shall be paid in a lump sum on the first payroll date to occur on or after the 60th day following the date of Executive’s termination of employment, provided that Executive executes and does not revoke the Release prior to such 60th day (and any applicable revocation period has expired). 11. Compensation Recovery. The Executive acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy in connection with or otherwise as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules and regulations promulgated thereunder (including, without limitation, any listing rules or standards resulting therefrom), he or she shall, during the Executive’s term of employment and thereafter, take all action necessary or appropriate to comply with such policy, as may be amended from time to time in the Company’s sole discretion (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy). The Executive’s obligations under this Paragraph 11 shall survive the termination of this Agreement.

14 12. Inventions. “Inventions” shall mean any and all inventions, discoveries, ideas, processes, writings, works of authorship, designs, developments and improvements, whether or not protectable under the applicable patent, trademark or copyright statutes, generated, conceived or reduced to practice by the Executive, alone or in conjunction with others, while employed by Inspire. a. Disclosure. Executive agrees to promptly disclose to Inspire in writing all Inventions. b. Ownership, Assignment and Recordkeeping. All Inventions shall be the exclusive property of Inspire. Executive hereby assigns all Inventions to Inspire. Executive agrees to keep accurate, complete and timely records of Executive’s Inventions, which records shall be the property of Inspire and shall be retained on Inspire’s premises. c. Cooperation. During and after the termination of Executive’s employment, Executive agrees to give Inspire all cooperation and assistance necessary to perfect, protect, and use its rights to Inventions. Without limiting the generality of the foregoing, Executive agrees to sign all documents, do all things, and supply all information that Inspire may deem necessary to (i) transfer or record the transfer of Executive’s entire right, title and interest in Inventions, and (ii) enable Inspire to obtain patent, copyright or trademark protection for Inventions anywhere in the world. d. Attorney-in-Fact. Executive irrevocably designates and appoints Inspire and its duly authorized officers and agents as attorney-in-fact to act for and in Executive’s behalf and stead to execute and file any lawful and necessary documents, and to do all other lawfully permitted acts, required for the assignment of, application for, or prosecution of any United States or foreign application for letters patent, copyright or trademark with the same legal force and effect as if executed by Executive. e. Waiver. Executive hereby waives and quitclaims to Inspire any and all claims, or any nature whatsoever, which Executive may now have or may hereafter have for infringement of any patent, copyright, or trademark resulting from any Inventions. f. Future Patents. Any Invention relating to the business of Inspire with respect to which Executive files a patent application within one (1) year following termination of Executive’s employment shall be presumed to cover Inventions conceived by Executive during the term of Executive’s employment, subject to proof to the contrary by Executive by good faith, contemporaneous, written and duly corroborated records establishing that such Invention was conceived and made following termination of employment and without using Confidential Information. g. Release or License. If an Invention does not relate to the existing or reasonable foreseeable business interests of Inspire, Inspire may, in its sole and unreviewable discretion, release or license the Invention to the Executive upon written request by the Executive. No release or license shall be valid unless in writing signed by Inspire’s general counsel.

15 h. Notice. Executive is hereby notified that this Agreement and this Paragraph 12 do not apply to any Invention for which no equipment, supplies, facility or trade secret information of Inspire was used and which was developed entirely on the Executive’s own time, and (1) which does not relate (i) directly to the business of Inspire or (ii) to Inspire’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Executive for Inspire. 13. Miscellaneous. a. Entire Agreement. The terms of this Agreement (together with any other agreements and instruments contemplated by this Agreement or referred to herein) is intended by the parties hereto to be the final expression of their agreement with respect to the employment of Executive by the Company, and supersedes and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties hereto further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement. b. Construction. Each provision of this Agreement shall be interpreted so that it is valid and enforceable under applicable law. If any provision of this Agreement is to any extent invalid or unenforceable under applicable law, that provision will still be effective to the extent it remains valid and enforceable. The remainder of this Agreement also will continue to be valid and enforceable, and the entire Agreement will continue to be valid and enforceable in other jurisdictions. In the event that a court of competent jurisdiction determines that any of the provisions of Paragraphs 8 or 12 of this Agreement are not enforceable for any reason, such court shall reform such provisions to the minimum extent necessary to make them enforceable, it being the intention of the parties that such provisions be enforced to the maximum extent permitted by applicable law. c. Waivers. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against who enforcement of the waiver or estoppel is sought. A waiver shall operate only as to the specific term or condition waived. No waiver shall constitute a continuing waiver or a waiver of such term or condition for the future unless specifically stated. No single or partial exercise of any right or remedy under this Agreement shall preclude any party from otherwise or further exercising such rights or remedies, or any other rights or remedies granted by law or any other document. d. Captions. The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement. e. Modifications. This Agreement may not be altered, modified or amended except by an instrument in writing signed by each of the parties hereto. f. Governing Law. The laws of the State of Minnesota shall govern the validity, construction and performance of this Agreement, to the extent not pre-empted by

16 federal law. Any legal proceeding related to this Agreement shall be brought in an appropriate Minnesota court, and each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the State of Minnesota for this purpose. g. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and provided to the other party either in person, by fax, or by certified mail. Notices to Inspire must be provided or sent to its President and Chief Executive Officer; notices to Executive must be provided or sent to Executive in person or at Executive’s home. h. Survival. Notwithstanding the termination of Executive’s employment and the termination of this Agreement, the terms of this Agreement which relate to periods, activities, obligations, rights or remedies of the parties upon or subsequent to such termination shall survive such termination and shall govern all rights, disputes, claims or causes of action arising out of or in any way related to this Agreement. i. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of Inspire’s successors and assigns. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date. INSPIRE MEDICAL SYSTEMS, INC. /s/ Charisse Y. Sparks, M.D. /s/ Timothy P. Herbert By: Charisse Y. Sparks, M.D. By: Timothy P. Herbert President and Chief Executive Officer

17 Exhibit A: Outside Activities Board Advisor NuShores Biosciences Board Advisor Digital Health Portugal Board member non-profit (unpaid) Sparkle Peach, Inc. Steering Committee Chair – AvaMed, MedTech Color Collaborative Community